EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Liz Claiborne, Inc. and the effectiveness of Liz Claiborne, Inc.’s internal control over financial reporting dated February 17, 2011,  appearing in the Annual Report on Form 10-K of Liz Claiborne, Inc. for the year ended January 1, 2011.

/s/ Deloitte & Touche LLP

New York, New York

June 7, 2011